UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 17, 2004

MIAD SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Riviera Drive, Unit 6

Markham, Ontario, Canada L3R 5J6

(Address of Principal Executive Office) (Zip Code)

(905) 479-0214

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective November 15, 2004 MIAD appointed Jerry Paskowitz, C.A. of SPA Group LLP, Thornhill, Ontario, Canada as the independent accountant to audit the Company's financial statements. Mr. Paskowitz is co-ordinating the audit with Brodeur, Dennis Chartered Accountants, Richmond Hill, Ontario, Canada the Company's former auditors.

In connection with the audits of the years ended September 30, 2002 and September 30,2003, and the subsequent interim period through June 30, 2004, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in its report on the financial statements for such periods.

In connection with the audits of the years ended September 30,2002 and September 30, 2003, and the subsequent interim period through to June 30, 2004, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(B)(1) through (3) of Item 304 of Regulation S-B.

The Company provided the Former Accountant with a copy of the foregoing disclosures and requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The confirming letter from Brodeur, Dennis Chartered Accountants was attached in previous 8K filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MIAD SYSTEMS, LTD. (Registrant)

Dated: November 17, 2004	By:	/s/ MICHAEL A. S. GREEN
President

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